Exhibit 10.23.2

Execution Copy

AMENDMENT NO. 2 TO MASTER REPURCHASE AND SECURITIES CONTRACT

AMENDMENT NO. 2 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of February 5, 2015 (this “Amendment”), between and among ISSUED HOLDINGS CAPITAL CORPORATION, a Virginia corporation (the “Seller”), WELLS FARGO BANK, N.A., a national banking association, as buyer (in such capacity, the “Buyer”) and DYNEX CAPITAL, INC., a Virginia corporation having its principal place of business at 4991 Lake Brook Drive, Suite 100, Glen Allen, VA 23060 (“Guarantor”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement.

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of August 6, 2012 (as amended by that certain Amendment No. 1 to Master Repurchase and Securities Contract, dated as of October 1, 2013, as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, (i) Guarantor executed and delivered to Buyer a Guarantee Agreement, dated as of August 6, 2012 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee”), and (ii) Buyer and Seller executed and delivered a Fee and Pricing Letter dated as of August 6, 2012 (as amended by that certain Amendment No. 1 to Fee and Pricing Letter, dated as of October 1, 2013, as further amended by Amendment No. 2 to Fee and Pricing Letter, dated as of February 5, 2015 (the “FPL Amendment”), and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Fee and Pricing Letter”); and

WHEREAS, Seller, Buyer and Guarantor have agreed to amend certain provisions of the Repurchase Agreement in the manner set forth herein.

THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Guarantor and Buyer each hereby agree as follows:

SECTION 1. Amendments to Repurchase Agreement.

a) The defined term “Extension Fee”, as set forth in ARTICLE 2 of the Repurchase Agreement, is hereby deleted in its entirety.

b) The defined term “Facility Termination Date”, as set forth in ARTICLE 2 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:

“Facility Termination Date”: The earliest of (a) August 6, 2016, (b) any Accelerated Repurchase Date and (c) any date on which the Facility Termination Date shall otherwise occur in accordance with the Repurchase Documents or Requirements of Law.

c) The first clause of the first sentence of Section 3.01 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

From time to time prior to the Facility Termination Date,

d) Section 3.06 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 3.06 [Reserved].

SECTION 2. Conditions Precedent. This Amendment and its provisions shall become effective on the first date on which this Amendment and the FPL Amendment are each executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantor (the “Amendment Effective Date”).

SECTION 3. Representations, Warranties and Covenants. Each of Seller and Guarantor hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) each is in compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Seller hereby confirms and reaffirms its representations, warranties and covenants contained in the Repurchase Agreement.

SECTION 4. Acknowledgement of Seller. Seller hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents.

SECTION 5. Acknowledgement of Guarantor. Guarantor hereby acknowledges (a) the execution and delivery of this Amendment and agrees that it continues to be bound by the Guarantee to the extent of the Obligations (as defined therein), as such obligations may be prolonged pursuant to this Amendment, and (b) that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Repurchase Documents.

SECTION 6. Limited Effect. Except as expressly amended and modified by Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby, and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement, as amended by this Amendment.

SECTION 7. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 8. Expenses. Seller and Guarantor agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 9. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER

ISSUED HOLDINGS CAPITAL CORPORATION, a Virginia corporation

By:	/s/ Stephen J. Benedetti
	Name:	Stephen J. Benedetti
	Title:	President

By:	/s/ Wayne E. Brockwell
	Name:	Wayne E. Brockwell
	Title:	Senior Vice President

BUYER

WELLS FARGO BANK, N.A., a national banking association

By:	/s/ John Rhee
	Name:	John Rhee
	Title:	Director

GUARANTOR

DYNEX CAPITAL, INC., a Virginia corporation

By:	/s/ Stephen J. Benedetti
	Name:	Stephen J. Benedetti
	Title:	Executive Vice President, Chief Financial Officer and Chief Operations Officer

By:	/s/ Wayne E. Brockwell
	Name:	Wayne E. Brockwell
	Title:	Senior Vice President